Exhibit 10.2

WARRANT AGREEMENT

THIS WARRANT AGREEMENT, dated as of September 1, 2022 (as amended, supplemented or otherwise modified from time to time, this “Agreement”), is by and between Eve Holding, Inc., a Delaware corporation (the “Company”), and United Airlines Ventures, Ltd., a Cayman Islands company (the “Warrantholder”).

WHEREAS, on the date hereof, the Warrantholder entered into a subscription agreement (the “Subscription Agreement”) with the Company, pursuant to which, among other things, the Warrantholder agreed to subscribe for and purchase from the Company 2,039,353 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) for a purchase price of $7.36 per share and an aggregate purchase price of $15,000,000, on the terms and subject to the conditions set forth therein (the “Investment”);

WHEREAS, in connection with the Investment, the Company has, by resolution of its board of directors passed on or around the date hereof, resolved to create, issue and deliver the Warrants (as defined below) to the Warrantholder pursuant to the terms and subject to the conditions set forth herein;

WHEREAS, on the date hereof, the Warrantholder entered into a lock-up agreement in respect of Warrant A, Warrant B and Warrant C and the shares of common stock underlying such warrants (the “Lock-Up Agreement”);

WHEREAS, the Company and United Airlines, Inc., a Delaware corporation (“United”), intend to enter into, simultaneously with the consummation of the Investment (the “Closing”), an Aircraft Purchase Agreement (the “Purchase Agreement”), pursuant to which, subject to the terms and conditions contained therein, United agrees to purchase from the Company, and the Company agrees to sell to United, two hundred (200) eVTOLs, at a price and upon the terms which shall be set forth in a duly executed amendment to the Purchase Agreement entered into between the Company and UA in accordance with the terms thereof;

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms and conditions upon which they shall be issued and exercised, and the respective rights, limitation of rights and immunities of the Company and the Warrantholder; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed by the Company, as provided herein, the legally valid and binding obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

  Definitions and Interpretation.

1.1Definitions. In this Agreement, unless the context otherwise requires, each of the following words and expressions shall have the following meanings:

“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, whether through one or more intermediaries or otherwise.  The term “control” (including, with correlative meaning, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

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“Agreement” has the meaning set forth in the preamble to this Agreement.

“Aircraft Binding Commitment” means a firm, legally binding commitment pursuant to which the Warrantholder or any of its Affiliates has placed a firm order to purchase from the Company or one of its Subsidiaries an aggregate of up to two hundred (200) eVTOLs, or any combination of such commitments that results in an order, without duplication, for up to two hundred (200) eVTOLs. For the avoidance of doubt, the Purchase Agreement shall not qualify as an Aircraft Binding Commitment unless and until the Material Terms (as defined in the Purchase Agreement) have been fully agreed by UA and the Company and reflected in a duly executed amendment to the Purchase Agreement in accordance with Section 23.2 thereof.

“Aircraft Binding Commitment Notice” has the meaning set forth in Section 3.2.1.

“Alternative Issuance” has the meaning set forth in Section 6.4.

“Alternative Services and Support Agreement” means a firm, legally binding commitment pursuant to which any of the parties listed on Schedule A hereto has engaged the Company or any of its Subsidiaries for the provision of services and support related to eVTOLs or the UAM ecosystem.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York or São Paulo, Brazil are authorized or required by law to close.

“Closing” has the meaning set forth in the recitals to this Agreement.

“Commission” has the meaning set forth in Section 8.5(a).

“Common Stock” has the meaning set forth in the recitals to this Agreement.

“Company” has the meaning set forth in the preamble to this Agreement.

“Effectiveness Date” has the meaning set forth in Section 8.5(a).

“Election to Purchase” has the meaning set forth in Section 5.3.

“enforcement action” has the meaning set forth in Section 9.3.

“Eve” means EVE UAM, LLC, a limited liability company and wholly-owned subsidiary of the Company.

“eVTOL” means a passenger or cargo aircraft with hybrid/electric propulsion with vertical take-off and landing capabilities, with maximum range of no more than 200 nautical miles (370.4 kilometers).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Period” has the meaning set forth in Section 5.2.

“Expiration Date” has the meaning set forth in Section 5.2.

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Table of Contents

“Fair Market Value” has the meaning set forth in Section 5.2, Section 6.1 and Section 8.4, as applicable.

“Filing Date” has the meaning set forth in Section 8.5(a).

“foreign action” has the meaning set forth in Section 9.3.

“Investment” has the meaning set forth in the recitals to this Agreement.

“Lock-Up Agreement” has the meaning set forth in the recitals to this Agreement.

“Opt-Out Notice” has the meaning set forth in Section 8.5(d).

“Person” means any individual, firm, corporation, partnership, limited partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or any political subdivision, agency or instrumentality or other entity of any kind.

“Purchase Agreement” has the meaning set forth in the recitals to this Agreement.

“Registrable Securities” has the meaning set forth in Section 8.5(a).

“Registration Statement” has the meaning set forth in Section 8.5(a).

“Securities Act” means the Securities Act of 1933, as amended.

“Subscription Agreement” has the meaning set forth in the recitals to this Agreement.

“Suspension Event” has the meaning set forth in Section 8.5(c).

“UAM” means a system for commercial or non-commercial passenger or cargo air travel or transportation services, in each case, which involves an eVTOL vehicle and onboard/ground-piloted or autonomous piloting or operations;

“United” has the meaning set forth in the recitals to this Agreement.

“United Hub Airports” has the meaning set forth in Section 3.1.3.

“United Services and Support Agreement” means a firm, legally binding commitment pursuant to which the Warrantholder or any of its Subsidiaries or Affiliates has engaged the Company or any of its Subsidiaries for the provision of services and support related to eVTOLs or the UAM ecosystem.

“UA” has the meaning set forth in Section 9.10.

“Warrant A” means the warrant issued by the Company in accordance with this Agreement and all rights conferred by it, including the subscription rights, in respect of the Warrant A Shares.

“Warrant A Shares” means 680,634 shares of Common Stock.

“Warrant B” means the warrant issued by the Company in accordance with this Agreement and all rights conferred by it, including the subscription rights, in respect of the Warrant B Shares.

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“Warrant B Shares” means 1,361,268 shares of Common Stock.

“Warrant C” means the warrant issued by the Company in accordance with this Agreement and all rights conferred by it, including the subscription rights, in respect of the Warrant C Shares.

“Warrant C Shares” means 680,634 shares of Common Stock.

“Warrant D” means the warrant issued by the Company in accordance with this Agreement and all rights conferred by it, including the subscription rights, in respect of the Warrant D Shares.

“Warrant D Shares” means 1,361,268 shares of Common Stock.

“Warrant E” means the warrant issued by the Company in accordance with this Agreement and all rights conferred by it, including the subscription rights, in respect of the Warrant E Shares.

“Warrant E Shares” means 680,634 shares of Common Stock.

“Warrant F” means the warrant issued by the Company in accordance with this Agreement and all rights conferred by it, including the subscription rights, in respect of the Warrant F Shares.

“Warrant F Shares” means 680,634 shares of Common Stock.

“Warrant Price” has the meaning set forth in Section 5.1.

“Warrant Register” has the meaning set forth in Section 4.3.1.

“Warrant Shares” means, collectively, the Warrant A Shares, the Warrant B Shares, the Warrant C Shares, the Warrant D Shares, the Warrant E Shares and the Warrant F Shares.

“Warrantholder” has the meaning set forth in the preamble to this Agreement.

“Warrants” means, collectively, Warrant A, Warrant B, Warrant C, Warrant D, Warrant E and Warrant F.

1.2               Interpretation.

1.2.1          Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby,” “hereto,” “hereunder” and derivative or similar words refer to this entire Agreement; (iv) the terms “Section” or “Exhibit” refer to the specified Section or Exhibit of this Agreement; (v)  the word “including” shall mean “including, without limitation”; (vi) the word “or” shall be disjunctive but not exclusive; (vii) reference to any Person includes such Person’s successors and permitted assigns; (viii) reference to any statutes or regulations means such statute or regulation as amended, modified, codified, replaced or re-enacted, in whole or in part, from time to time, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder; and (ix) references to amounts of currency are references to United States Dollars.

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1.2.2Unless the context of this Agreement otherwise requires, (i) references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation; and (ii) all the agreements (including this Agreement), documents or instruments herein defined mean such agreements, documents or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof.

1.2.3Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded, and if the last day of such period is not a Business Day, the period shall end on the immediately following Business Day.

  Effectiveness, Conditions and Termination.

2.2The issuance of the Warrants and the Warrantholder’s right to exercise its rights under this Agreement shall be conditional upon the Closing.

The Warrants, if and when issued, will be subject to the Company’s bylaws and certificate of incorporation and the terms and conditions of this Agreement, which are binding upon the Company and the Warrantholder.  In the event of a conflict between the terms and conditions of this Agreement and the terms and conditions of the Company’s bylaws or certificate of incorporation, this Agreement shall prevail between the Company and the Warrantholder.

  Issue of the Warrants.

3.1Warrants Issued at Closing.  Subject to Section 2.1, the Company shall issue the following warrants to the Warrantholder immediately or promptly following the Closing, as applicable:

3.1.1Warrant A. Promptly following the Closing and the issuance of a joint press release by the Company and United announcing,  (i) the Investment, (ii) the Purchase Agreement, (iii) the creation of a working group between United and the Company to define a launch city for the use of the Company’s eVTOLs at one or more of the United Hub Airports and to further study the development, use and application of the Company’s eVTOLs and the UAM ecosystem and (iv) future UAM collaborations between United and the Company, and any other matters which may be mutually agreed upon by the parties hereto, the Company shall issue the Warrant A to the Warrantholder.

3.1.2Warrant B. As consideration for United’s entry into the Purchase Agreement , the Company shall issue the Warrant B to the Warrantholder at the Closing.

3.1.3Warrant C.  The Warrantholder and the Company each hereby agree to use commercially reasonable efforts to establish a concept of operations (“CONOPS”) and define a launch city for the use of the Company’s eVTOLs or other UAM solution at one or more of the Warrantholder’s or its Affiliates’ hub airports located in Chicago, Illinois; Denver Colorado; Houston, Texas;  Los Angeles, California; New York, New York; Newark, New Jersey; San Francisco, California; or Washington, D.C. (collectively, the “United Hub Airports”), and, in consideration therefor, the Company shall issue the Warrant C to the Warrantholder at the Closing.

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3.2Warrant Issued upon Aircraft Binding Commitment.

3.2.1Warrant D. Subject to Section 2.1, within fifteen (15) Business Days of an Aircraft Binding Commitment being entered into, the Warrantholder shall send to the Company notice: (i) specifying the date on which the Aircraft Binding Commitment was entered into; and (ii) a copy of the Aircraft Binding Commitment (such notice, the “Aircraft Binding Commitment Notice”). For the avoidance of doubt, no other Warrant shall be issued in connection to this Section 3.2.1 if the Warrantholder or any of its Affiliates enters into any additional Aircraft Binding Commitment. Within ten (10) Business Days of receipt of the Aircraft Binding Commitment Notice, the Company shall issue the Warrant D to the Warrantholder. Failure to send the Company the Aircraft Binding Commitment Notice within such fifteen (15) Business Day period shall not cause the Warrantholder to lose the right to receive any portion of the Warrant D.

3.3Warrants Issued upon Entry into a Services and Support Agreement.

3.3.1Warrant E.  Subject to Section 2.1, within ten (10) Business Days of the United Services and Support Agreement being entered into, the Company shall issue the Warrant E to the Warrantholder in accordance with Section 5.1. For the avoidance of doubt, no other Warrant shall be issued in connection with this Section 3.3.1 if the Warrantholder or any of its Affiliates enters into any additional United Services and Support Agreement.

3.3.2Warrant F.  Subject to Section 2.1, within ten (10) Business Days of the Alternative Services and Support Agreement being entered into, the Company shall issue the Warrant F to the Warrantholder in accordance with Section 5.1. For the avoidance of doubt, no other Warrant shall be issued in connection with this Section 3.3.2 if the parties listed on Schedule A hereto or the Warrantholder or any of its Affiliates enters into any additional Alternative Services and Support Agreement.

  Warrants.

4.1Form of Warrant. Each Warrant shall be issued in registered form only and, if a physical certificate is issued, shall be in substantially the form of Exhibit A hereto, the provisions of which are incorporated herein and shall be signed by, or bear the facsimile signature of, the Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer, Secretary or other principal officer of the Company. In the event the Person whose facsimile signature has been placed upon any Warrant shall have ceased to serve in the capacity in which such Person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

4.2Effect of Countersignature. Unless and until countersigned by the Company pursuant to this Agreement, a Warrant certificate shall be invalid and of no effect and may not be exercised by the Warrantholder.

4.3Registration.

4.3.1Warrant Register. The Company shall maintain books (the “Warrant Register”) for the registration of the original issuance and transfers of the Warrants. Upon the initial issuance of the Warrants, the Company shall issue and register the Warrants in the names of the respective holders thereof.

4.3.2Registered Holder. Prior to due presentment for registration of transfer of any Warrant pursuant to Section 7, the Company may deem and treat the Person in whose name such Warrant is registered in the Warrant Register as the absolute owner of such Warrant and of each Warrant represented thereby, for the purpose of any exercise thereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

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  Terms and Exercise of Warrants.

5.1Warrant Price. Each Warrant shall entitle the Warrantholder, subject to the provisions of such Warrant and this Agreement, to purchase from the Company the number of shares of Common Stock stated therein, at the price of $0.01 per share, subject to the adjustments provided in Section 6 hereof. The term “Warrant Price” as used in this Agreement shall mean the price per share at which shares of Common Stock may be purchased at the time a Warrant is exercised.

5.2Duration of Warrants. A Warrant may be exercised only during the period (the “Exercise Period”) commencing on the date on which such Warrant is issued pursuant to Section 3, and terminating on the earlier to occur of: (a) at 5:00 p.m., New York City time on the date that is five (5) years after the date on which such Warrant is issued pursuant to Section 3; and (b) the liquidation of the Company (the “Expiration Date”). In the event that, upon the Expiration Date, the Fair Market Value of one share of Common Stock (or other security issuable upon the exercise hereof) is greater than the Warrant Price in effect on such date, then any outstanding Warrant shall automatically be deemed on and as of such date to be exercised pursuant to Section 8.4 below.  The Company in its sole discretion may extend the duration of the Warrants by delaying the Expiration Date; provided, however, that any such extension shall be identical in duration among all the Warrants. Solely for purposes of this Section 5.2, the “Fair Market Value” shall mean the average closing price of the Common Stock for the ten (10) trading days ending on the trading day prior to the Expiration Date.

5.3Exercise of Warrants.

5.3.1Payment. Subject to the provisions of the Warrant and this Agreement, a Warrant may be exercised by the Warrantholder by delivering to the Company (i) the definitive warrant certificate evidencing the Warrants to be exercised, (ii) an election to purchase (“Election to Purchase”) shares of Common Stock pursuant to the exercise of a Warrant, properly completed and executed by the Warrantholder on the reverse of the definitive warrant certificate, and (iii) payment in full of the Warrant Price for each full share of Common Stock as to which the Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Warrant, the exchange of the Warrant for the shares of Common Stock and the issuance of such shares of Common Stock, as follows:

(a)in lawful money of the United States, by certified check or bank draft payable to the order of the Company, or by wire transfer of immediately available funds; or

(b)as provided in Section 8.4 hereof.

5.3.2Issuance of Shares of Common Stock on Exercise. No later than ten (10) Business Days following the exercise of any Warrant and the clearance of the funds in payment of the Warrant Price (if other than a cashless exercise and payment is pursuant to Section 5.3.1(a)), the Company shall issue to the Warrantholder a book-entry position or certificate, as applicable, for the number of full shares of Common Stock to which the Warrantholder is entitled, registered in the Warrantholder’s name or names of one or more Affiliates of the Warrantholder as directed by the Warrantholder, and if such Warrant shall not have been exercised in full, a countersigned Warrant for the number of shares of Common Stock as to which such Warrant shall not have been exercised. In no event will the Company be required to net cash settle the Warrant exercise. If, by reason of any exercise of Warrants on a “cashless basis,” the Warrantholder would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share of Common Stock, the Company shall round down to the nearest whole number, the number of shares of Common Stock to be issued to such holder.

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5.3.3Valid Issuance. All shares of Common Stock issued upon the proper exercise of a Warrant in conformity with this Agreement shall be validly issued, fully paid and non-assessable.

5.3.4Date of Issuance. The Warrantholder or an Affiliate of the Warrantholder in whose name any such certificate for shares of Common Stock is issued shall for all purposes be deemed to have become the holder of record of the shares of Common Stock issued upon exercise of a Warrant on the date on which such Warrant was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the share transfer books of the Company are closed, such Person shall be deemed to have become the holder of such shares of Common Stock at the close of business on the next succeeding date on which the share transfer books are open.

  Adjustments.

6.1Stock Dividends.  If after the date hereof, and subject to the provisions of Section 6.6 below, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock or by a forward or reverse split of shares of Common Stock or other similar event, then, on the effective date of such stock dividend, split or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be increased or decreased in proportion to such increase in the outstanding shares of Common Stock. A rights offering to all or substantially all holders of the Common Stock entitling holders to purchase shares of Common Stock at a price less than the “Fair Market Value” shall be deemed a stock dividend of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for the Common Stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Common Stock paid in such rights offering divided by (y) the Fair Market Value. For purposes of this Section 6.1, (i) if the rights offering is for securities convertible into or exercisable for shares of Common Stock, in determining the price payable for the shares of Common Stock, there shall be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “Fair Market Value” means the volume weighted average price of the Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

6.2Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 6.6 hereof, the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

6.3Adjustments in Warrant Price.  Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrants is adjusted, as provided in Section 6.1 or 6.2 above, the Warrant Price shall be adjusted (to the nearest cent) by multiplying such Warrant Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

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6.4Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than a change under Section 6.1 or 6.2 hereof or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of the Company with or into another entity or conversion of the Company as another entity (other than a consolidation or merger in which the Company is the continuing corporation (and is not a subsidiary of another entity whose stockholders did not own all or substantially all of the Common Stock in substantially the same proportions immediately before such transaction) and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the Warrants shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised his, her or its Warrant(s) immediately prior to such event (the “Alternative Issuance”); provided, however, that if the holders of the Common Stock were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets constituting the Alternative Issuance for which each Warrant shall become exercisable shall be deemed to be the weighted average of the kind and amount received per share by the holders of the Common Stock in such consolidation or merger that affirmatively make such election.

6.5Notices of Changes in Warrant. Upon the occurrence of any event specified in Sections 6.1, 6.2, 6.3 or 6.4, the Company shall give written notice of the occurrence of such event to each holder of a Warrant, at the last address set forth for such holder in the Warrant Register, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

6.6No Fractional Shares. Notwithstanding any provision contained in this Agreement to the contrary, the Company shall not issue fractional shares of Common Stock upon the exercise of Warrants. If, by reason of any adjustment made pursuant to this Section 6, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round down to the nearest whole number the number of shares of Common Stock to be issued to such holder.

6.7Form of Warrant. The form of Warrant need not be changed because of any adjustment pursuant to this Section 6, and Warrants issued after such adjustment may state the same Warrant Price and the same number of shares of Common Stock as is stated in the Warrants initially issued pursuant to this Agreement; provided, however, that the Company may at any time in its sole discretion make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

6.8Other Events. In case any event shall occur affecting the Company as to which none of the provisions of the preceding subsections of this Section 6 are strictly applicable, but which would require an adjustment to the terms of the Warrants in order to (i) avoid an adverse impact on the Warrants and (ii) effectuate the intent and purpose of this Section 6, then, in each such case, the Company shall appoint a firm of independent public accountants, investment banking or other appraisal firm of recognized national standing, which shall give its opinion as to whether or not any adjustment to the rights represented by the Warrants is necessary to effectuate the intent and purpose of this Section 6 and, if they determine that an adjustment is necessary, the terms of such adjustment. The Company shall adjust the terms of the Warrants in a manner that is consistent with any adjustment recommended in such opinion.

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  Transfer of Warrants.  The Warrantholder may not sell, assign, transfer, pledge or dispose of any portion of a Warrant without the prior written consent of the Company, provided that the Warrantholder may sell, assign, transfer, pledge or dispose of any portion of a Warrant to an Affiliate of the Warrantholder without the prior written consent of the Company, provided, further, that such Affiliate must enter into a written agreement with the Company agreeing to be bound by the transfer and other restrictions contained in this Agreement and, in the case of any sale, assignment, transfer, pledge or disposal of any portion of the Warrant A, Warrant B or Warrant C during the applicable Lock-Up Period (as defined in the Lock-Up Agreement), in the Lock-Up Agreement.
  Other Provisions Relating to Rights of Holders of Warrants.

8.1No Rights as Stockholder. A Warrant does not entitle the Warrantholder to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter.

8.2Lost, Stolen, Mutilated, or Destroyed Warrants. If any Warrant is lost, stolen, mutilated, or destroyed, the Company may on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor, and date as the Warrant so lost, stolen, mutilated, or destroyed. Any such new Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.

8.3Reservation of Common Stock. The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Common Stock that shall be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Agreement.

8.4Cashless Exercise.  If the Warrants are held by the Warrantholder or any of its Affiliates or other permitted transferee, the Warrantholder may exercise Warrants on a “cashless basis” by surrendering the Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (i) the product of the number of shares of Common Stock underlying the Warrants then being exercised, multiplied by the excess of the Fair Market Value over the Warrant Price by (ii) the Fair Market Value. Solely for purposes of this Section 8.4, the “Fair Market Value” shall mean the average closing price of the Common Stock for the ten (10) trading days ending on the trading day prior to the date on which the notice of exercise of the Warrants is sent to the Company.  If the Common Stock is at the time of any exercise of a Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act (or any successor rule), the Company may, at its option, require holders of Warrants who exercise Warrants to exercise such Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act (or any successor rule).

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8.5Registration Rights.

(a)The Warrantholder agrees that, as soon as practicable, but in no event later than thirty (30) calendar days after the first day of the Exercise Period of a Warrant (each, a “Filing Date”), the Company will file with the U.S. Securities and Exchange Commission (the “Commission”) (at the Company’s sole cost and expense) a registration statement registering the resale of the Warrant Shares issuable upon exercise of such Warrant (each, a “Registration Statement”), and the Company shall use its commercially reasonable efforts to cause such Registration Statement to be declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the ninetieth (90th) calendar day (if the Commission notifies the Company that it will “review” such Registration Statement) following the first day of the Exercise Period of such Warrant and (ii) the tenth (10th) Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review (each, an “Effectiveness Date”); provided, however, that if the Commission is closed for operations due to a government shutdown, the applicable Effectiveness Date shall be extended by the same amount of days that the Commission remains closed for operations; provided, further, that the Company’s obligations to include the applicable Warrant Shares in the Registration Statement are contingent upon the Warrantholder furnishing in writing to the Company such information regarding the Warrantholder, the securities of the Company held by the Warrantholder, the intended method of disposition of the applicable Warrant Shares (which shall be limited to non-underwritten public offerings) and such other information as shall be reasonably requested by the Company to effect the registration of such Warrant Shares, and the Warrantholder shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Company shall be entitled to postpone and suspend the effectiveness or use of any Registration Statement during any customary blackout or similar period or as permitted hereunder. Any failure by the Company to file a Registration Statement by the applicable Filing Date or to effect such Registration Statement by the applicable Effectiveness Date shall not otherwise relieve the Company of its obligations to file or effect the applicable Registration Statement as set forth above in this Section 8.5. The Company will provide a draft of each Registration Statement and any amendments and supplements thereto to the Warrantholder at least two (2) Business Days in advance of filing such Registration Statement or any amendments or supplements thereto, and will reasonably promptly advise the Warrantholder when such Registration Statement or amendment thereto has been declared effective by the Commission. In no event shall the Warrantholder be identified as a statutory underwriter in a Registration Statement unless requested by the Commission; provided, however, that, if the Commission requests that the Warrantholder be identified as a statutory underwriter in a Registration Statement, the Warrantholder will have an opportunity to withdraw the applicable Warrant Shares from such Registration Statement. Notwithstanding the foregoing, if the Commission prevents the Company from including any or all of the Warrant Shares proposed to be registered under a Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the applicable Warrant Shares by the Warrantholder or otherwise, such Registration Statement shall register for resale such number of Warrant Shares which is equal to the maximum number of Warrant Shares as is permitted by the Commission. In such event, the number of shares of Common Stock to be registered for the Warrantholder or other holders of shares of Common Stock named in such Registration Statement shall be reduced pro rata among all such holders. In the event the Company amends a Registration Statement in accordance with the foregoing, the Company will use its commercially reasonable efforts to promptly file with the Commission one or more registration statements to register the resale of those Registrable Securities that were not registered on such initial Registration Statement, as so amended. The Company will, at its own expense, use its commercially reasonable efforts to maintain the continuous effectiveness of each Registration Statement until all applicable securities cease to be Registrable Securities or such shorter period upon which each holder of Registrable Securities included in such Registration Statement have notified the Company that such Registrable Securities have actually been sold. The Company will provide all customary and commercially reasonable cooperation necessary to (i) enable the Warrantholder to resell the applicable Warrant Shares pursuant to the applicable Registration Statement or Rule 144, as applicable, (ii) qualify the applicable Warrant Shares for listing on the primary stock exchange on which the Company’s Common Stock are then listed, (iii) update or amend each Registration Statement as necessary to include applicable Registrable Securities and (iv) provide customary notice to holders of Registrable Securities. “Registrable Securities” shall mean, as of any date of determination, with respect to a Registration Statement, the Warrant Shares and any other equity security of the Company issued or issuable with respect to the Warrant Shares registered for resale under such Registration Statement by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities with respect to a Registration Statement at the earliest of:  (A) when the Warrantholder ceases to hold any Registrable Securities registered for resale under such Registration Statement; (B) the date all Registrable Securities held by the Warrantholder registered for resale under such Registration Statement may be sold without restriction under Rule 144, including, without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144, and without the requirement for the Company to be in compliance with the current public information required under Rule 144, (C) when such securities shall have ceased to be outstanding or (D) three (3) years from the date of effectiveness of the applicable Registration Statement.

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(b)In the case of the registration, qualification, exemption or compliance effected by the Company pursuant to this Agreement, the Company shall, upon reasonable request, inform the Warrantholder as to the status of such registration, qualification, exemption and compliance. At its expense the Company shall:

(i) except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Company determines to obtain, continuously effective with respect to the Warrantholder, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, for as long as the Warrantholder continues to hold applicable Registrable Securities;

(ii) advise the Warrantholder, as promptly as practicable but in any event, within three (3) Business Days:

(1)  when a Registration Statement or any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

(2)  after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(3)  of the receipt by the Company of any notification with respect to the suspension of the qualification of any Warrant Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(4)  subject to the provisions in this Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus included therein so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (and in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

              Notwithstanding anything to the contrary set forth herein, the Company shall not, when so advising the Warrantholder of such events, provide the Warrantholder with any material, nonpublic information regarding the Company other than to the extent that providing notice to the Warrantholder of the occurrence of the events listed in (1) through (4) above may constitute material, nonpublic information regarding the Company;

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(iii) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv) upon the occurrence of any event contemplated in Section 8.4(b)(ii)(4), except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Company shall use its commercially reasonable efforts to, as soon as reasonably practicable, prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Warrant Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) use its commercially reasonable efforts to cause all applicable Warrant Shares to be listed on the primary securities exchange or market, if any, on which the Common Stock issued by the Company have been listed;

(vi) allow the Warrantholder to review disclosure specifically regarding the Warrantholder in any Registration Statement on reasonable advance notice and consider in good faith proposed revisions from the Warrantholder; and

(vii) use its commercially reasonable efforts to take all other steps reasonably necessary to effect the registration of the Warrant Shares pursuant to this Section 8.4.

(c)Notwithstanding anything to the contrary in this Agreement, the Company shall be entitled to delay the filing or postpone the effectiveness of any Registration Statement, and from time to time to require the Warrantholder not to sell under any Registration Statement or to suspend the effectiveness thereof, if it determines (1) that in order for a Registration Statement not to contain a material misstatement or omission, (x) an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act, (y) the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event, the Company’s board of directors reasonably believes would require additional disclosure by the Company in such Registration Statement of material information that the Company has a bona fide business purpose or legal obligations for keeping confidential and the non-disclosure of which in such Registration Statement would be expected, in the reasonable determination of the Company’s board of directors, to cause such Registration Statement to fail to comply with applicable disclosure requirements or (z) in the good faith judgment of the majority of the members of the Company’s board of directors, such filing or effectiveness or use of such Registration Statement, would be seriously detrimental to the Company and the majority of the members of the Company’s board of directors concludes as a result that it is essential to defer such filing, or (2) to delay the filing or initial effectiveness of, or suspend use of, a Registration Statement and such delay or suspension arises out of, or is a result of, or is related to or is in connection with any order, directive, guideline, comment or recommendation from the Commission or the Company’s auditor or accountant that is applicable to the Company or other changes to the financial statements related to accounting matters with respect to securities issued in, or other matters related to, the Company’s initial public offering (each such circumstance, a “Suspension Event”); provided, however, that the Company may not delay or suspend a Registration Statement on more than two (2) occasions or for more than sixty (60) consecutive calendar days, or more than ninety (90) total calendar days, in each case during any twelve (12)-month period. Upon receipt of any written notice from the Company of the happening of any Suspension Event during the period that a Registration Statement is effective or if as a result of a Suspension Event a Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the Warrantholder agrees that (i) it will immediately discontinue offers and sales of the applicable Warrant Shares under such Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the Warrantholder receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law or subpoena. If so directed by the Company, the Warrantholder will deliver to the Company or, in the Warrantholder’s sole discretion destroy, all copies of the prospectus covering the applicable Warrant Shares in the Warrantholder’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the applicable Warrant Shares shall not apply (i) to the extent the Warrantholder is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

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(d)The Warrantholder may deliver written notice (an “Opt-Out Notice”) to the Company requesting that the Warrantholder not receive notices from the Company otherwise required by this Section 8.4; provided, however, that the Warrantholder may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from the Warrantholder (unless subsequently revoked), (i) the Company shall not deliver any such notices to the Warrantholder and the Warrantholder shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to the Warrantholder’s intended use of an effective Registration Statement, the Warrantholder will notify the Company in writing at least two (2) Business Days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 8.4(d)) and the related suspension period remains in effect, the Company will so notify the Warrantholder, within one (1) Business Day of the Warrantholder’s notification to the Company, by delivering to the Warrantholder a copy of such previous notice of Suspension Event, and thereafter will provide the Warrantholder with the related notice of the conclusion of such Suspension Event promptly following its availability.

(e)Indemnification.

(i) The Company shall, notwithstanding the termination of this Agreement, indemnify and hold harmless, to the extent permitted by law, the Warrantholder, its directors, officers, employees, Affiliates, agents, and each Person who controls the Warrantholder (within the meaning of Section 15 of the Securities Act or the Exchange Act) and the officers, directors and employees of each such controlling Person from and against any and all losses, claims, damages, liabilities, costs and expenses (including, without limitation, any reasonable and documented attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) (collectively, “Losses”) that arise out of, are based upon, or are caused by any untrue statement of material fact contained in any Registration Statement (or incorporated by reference therein), prospectus included in any Registration Statement (“Prospectus”) or preliminary Prospectus or any amendment thereof or supplement thereto or document incorporated by reference therein or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, except to the extent that such untrue statements, omissions or alleged omissions are caused by or contained in any information furnished in writing to the Company by or on behalf of the Warrantholder expressly for use therein. The Company shall notify the Warrantholder promptly of the institution, threat or assertion (to the Company’s knowledge) of any proceeding arising from or in connection with the Registration Statement; provided, however, that the indemnification contained in this Section 8.5(e) shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Company be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (A) in connection with any failure of such Person to deliver or cause to be delivered a Prospectus made available by the Company in a timely manner or (B) in connection with any offers or sales effected by or on behalf of the Warrantholder in violation of this Agreement.

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(ii)  In connection with any Registration Statement in which the Warrantholder is participating, the Warrantholder agrees to indemnify and hold harmless, to the extent permitted by law, the Company, its directors, officers, agents, employees and Affiliates and each Person who controls the Company (within the meaning of Section 15 of the Securities Act) and the officers, directors and employees of each such controlling Person against any Losses, resulting from, arising out or that are based upon of any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or omission was made (or not made in the case of an omission) in reliance on, and in conformity with, any information or affidavit so furnished in writing by or on behalf of the Warrantholder expressly for use therein; provided, however, that in no event shall the liability of the Warrantholder be greater in amount than the dollar amount of the net proceeds received by the Warrantholder from the sale of Warrant Shares pursuant to such Registration Statement giving rise to such indemnification obligation and provided further that the indemnification contained in this Section 8.5(e) shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the Warrantholder (which consent shall not be unreasonably withheld, conditioned or delayed).

(iii)  Any Person entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (2) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (together with one firm of local counsel (in each jurisdiction)) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the written consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(iv)  The indemnification provided under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, Affiliate or controlling Person of such indemnified party and shall survive the transfer of the Warrant Shares.

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(v)  If the indemnification provided under this Section 8.5(e) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Section 8.5(e)(i), Section 8.5(e)(ii) and Section 8.5(e)(iii), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 8.5(e)(v) from any Person who was not guilty of such fraudulent misrepresentation.

(f)     The Company will use its commercially reasonable efforts to (i) at the reasonable request of the Warrantholder, deliver all the necessary documentation to cause the transfer agent to the Company to remove all restrictive legends from any Registrable Securities being sold under the Registration Statement or pursuant to Rule 144 at the time of sale of such Registrable Securities, or that may be sold by the Warrantholder without restriction under Rule 144, including without limitation, any volume, information and manner of sale restrictions, and (ii) deliver or cause its legal counsel to deliver to the transfer agent to the Company the necessary legal opinions or instruction letters required by the transfer agent to the Company, if any, in connection with the instruction under clause (i), in each case in the case of clauses (i) and (ii), upon the receipt of the Warrantholder’s representation letter and such other customary supporting documentation as requested by (and in a form reasonably acceptable to) the Company and its counsel. The Warrantholder agrees to disclose its beneficial ownership, as determined in accordance with Rule 13d-3 of the Exchange Act, of Registrable Securities to the Company (or its successor) upon reasonable request to assist the Company in making the determination described above.

            Miscellaneous Provisions.

9.1Successors and Assigns. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrantholder shall bind and inure to the benefit of their respective successors and permitted assigns. The Warrantholder shall not assign this Agreement or any part hereof without the prior written consent of the Company and any such transfer without the Company’s prior written consent shall be void.

9.2Notices. Any notice, statement or demand authorized by this Agreement shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed, as follows:

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If to the Company:
Eve Holding, Inc.
1400 General Aviation Drive
Melbourne, Florida 32935
Attention: Flávia Pavie, General Counsel
Email: fpavie@eveairmobility.com

If to the Warrantholder:
United Airlines Ventures, Ltd.
233 S. Wacker Drive
Fifteenth Floor
Chicago, Illinois 60606
Attention:	Michael Leskinen
Email:	michael.leskinen@united.com

With a copy (which shall not constitute notice) to:
United Airlines, Inc.
233 S. Wacker Drive
Eleventh Floor
Chicago, Illinois 60606
Attention:	David Olaussen, Esq.
Email:	david.olaussen@united.com

9.3Applicable Law and Exclusive Forum. The validity, interpretation, and performance of this Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflict of laws. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive forum for any such action, proceeding or claim. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Warrantholder (or any of its Affiliates), the Company or the warrant agent may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 9.2 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the party receiving such service in any action, proceeding or claim.

Any Person purchasing or otherwise acquiring any interest in the Warrants shall be deemed to have notice of and to have consented to the forum provisions in this Section 9.3. If any action, the subject matter of which is within the scope the forum provisions above, is filed in a court other than a court located within the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any warrant holder, such warrant holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of New York or the United States District Court for the Southern District of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

9.4Persons Having Rights under this Agreement. Nothing in this Agreement shall be construed to confer upon, or give to, any Person other than the parties hereto and permitted assigns, any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and permitted assigns.

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9.5Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

9.6Entire Agreement. This Agreement, the Subscription Agreement,the Lock-Up Agreement and the Purchase Agreement constitute the entire agreement between the parties to this Agreement relating to the transactions contemplated hereby and thereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective subsidiaries relating to the transactions contemplated hereby and thereby.

9.7Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

9.8Amendments. This Agreement may not be amended, supplemented or modified except by a written instrument signed by all of the parties hereto. Notwithstanding the foregoing, the Company may lower the Warrant Price or extend the duration of the Exercise Period pursuant to Sections 5.1 and 5.2, respectively, without the consent of the Warrantholder.

9.9Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

9.10Right to Conduct Activities. The Company, on behalf of itself and its Affiliates, hereby agrees and acknowledges that the Warrantholder (together with its Affiliates, “UA”) is an airline with diverse global operations, business arrangements with many third parties, and makes investments in unrelated companies, some of which may compete directly or indirectly with the Company’s business. The Company hereby agrees that UA shall not be liable to the Company for any claim arising out of, or based upon, (i) the investment by UA (or its Affiliates) in any entity competitive with the Company, or (ii) actions taken by any officer, employee or other representative of UA (or its Affiliates) to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve UA from liability (i) associated with the unauthorized disclosure or unauthorized use of the Company’s confidential information obtained pursuant to this Agreement or the Purchase Agreement or (ii) for any actions taken in breach of any provision of this Agreement or the Purchase Agreement.

9.11Notice of Certain Events.  If the Company proposes at any time to declare any dividend or distribution upon its shares, whether in cash, property, shares, or other securities and whether or not a regular cash dividend, the Company shall give the Warrantholder at least five (5) days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of shares will be entitled thereto); provided, that such notice shall not be required if the Company publicly announces or discloses any such record date at least five (5) days in advance of such date.  Upon request by the Warrantholder, the Company shall, within two (2) business days following such request, give the Warrantholder a notice specifying as of such date (i) the number of Warrant Shares (or other security issuable upon the exercise hereof) to which the Warrantholder is entitled upon the exercise of the Warrants and (ii) the number of the Company’s shares issued and outstanding, by class and series. All notices and other communications from the Company to the Warrantholder, or vice versa, under this Section 9.11 shall comply with the provisions of Section 9.2 hereof.

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[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

UNITED AIRLINES VENTURES, LTD.
By:	/s/ Michael Leskinen
Name:	Michael Leskinen
Title:	President

 [Signature Page to Warrant Agreement]

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Eve Holding, Inc.
By:	/s/ Gerard J. DeMuro
Name:	Gerard J. DeMuro
Title:	Co-Chief Executive Officer

By:	/s/ André Duarte Stein
Name:	André Duarte Stein
Title:	Co-Chief Executive Officer

              [Signature Page to Warrant Agreement]

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Schedule A

[Intentionally Omitted.]

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Exhibit A

FORM OF WARRANT CERTIFICATE

[Intentionally Omitted.]

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